Exhibit 23.1

101 Larkspur Landing Circle, Suite 321 Larkspur, CA 94939 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Jaguar Health, Inc.’s Registrations Statements:

1.Registration Statements on Form S-1 (File Nos. 333-236016, 333-232082, 333-231399, 333-232078, 333-232715, 333-233989 and No. 333-237587); and

2.Registration Statements on Form S-3 (File Nos. 333-238992, 333-248763, 333-220236, 333-255154, 333-256634 and 333-261283); and

3.Registration Statements on Form S-8 (File Nos. 333-204280, 333-215303, 333-219939, 333-225057, 333-237816, 333-256626, 333-256629, 333-264274, 333-264276, 333-271156, 333-271948, 333-273973).

of our report dated April 1, 2024, with respect to our audits of the consolidated financial statements of Jaguar Health, Inc., as of December 31, 2023 and 2022 for each of the years in the two-year period ended December 31, 2023, which report is included in this Annual Report on Form 10-K of Jaguar Health, Inc., for the year ended December 31, 2023.

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

April 1, 2024